Exhibit 99.1

Thursday, July 12, 2007	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports 9% Increase in Second Quarter Net Income

Oak Ridge, NJ – July 12, 2007 — Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported second quarter Net Income of $5.5 million, an increase of $469,000, or 9%, compared to the same period last year. Diluted Earnings Per Share was $0.25, compared to the $0.23 reported in the second quarter of 2006. (All per share information have been adjusted for a 5% stock dividend paid on August 16, 2006.) Annualized Return on Average Assets was 0.97% and Annualized Return on Average Equity was 10.90% for the second quarter of 2007.

Net Income for the first six months of 2007 was $9.9 million, an increase of $147,000 from the $9.7 million reported for the same period last year. Diluted Earnings Per Share was $0.45 as compared to a $0.44 diluted EPS for the first six months of 2006. Return on Average Assets was 0.87% and Return on Average Equity was 9.92% for the first half of 2007.

Lakeland Bancorp also announced that it has declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on August 15, 2007 to holders of record as of the close of business on July 31, 2007.

Roger Bosma, Lakeland Bancorp’s President and CEO said, “Our loan demand continues to be strong with loans now representing 73% of total assets. Margins have stabilized and we bolstered regulatory capital with the issuance of $20.6 million in Trust Preferred subordinated debentures. We also continue to expand our branch network with the opening of two new branches in Morristown and North Haledon.”

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Earnings

Net Interest Income

Net interest income for the second quarter of 2007 was $17.5 million compared to the $16.7 million earned in the second quarter of 2006. Net interest margin for the second quarter of 2007 was 3.45% as compared to 3.48% in the second quarter of 2006, and 3.46% in the first quarter of 2007. Average earning assets rose 5%. The yield on interest-earning assets increased by 46 basis points to 6.40% in the second quarter of 2007 from 5.94% for the same period last year. The cost of interest bearing liabilities increased 58 basis points from 2.89% in the second quarter of 2006 to 3.47% in the second quarter of 2007. The yield for interest-earning assets reflects improved asset mix with average securities representing only 18% of average total assets down from 28% in the second quarter of 2006. The increased liability cost was due to changes in liability mix and the impact of the Trust Preferred issuance.

Year-to-date, net interest income was $34.6 million, or 4% higher than the $33.3 million reported for the first six months of 2006. Net interest margin for the first half of 2007 at 3.45% compared to 3.47% for the same period last year, while average earning assets rose 4%. The Company’s yield on earning assets increased from 5.85% for the first six months of 2006, to 6.41% for the first six months of 2007. The Company’s cost of interest bearing liabilities increased from 2.78% for the first six months of 2006, to 3.45% for the first six months of 2007.

Noninterest Income

Noninterest income including gains on investment securities totaled $5.9 million, compared to the $4.3 million reported in the second quarter of 2006. Included in noninterest income for the second quarter 2007 was a $1.8 million gain on investment securities in the Company’s portfolio. In the second quarter of 2006, there were no gains on sales of investment securities. Exclusive of the gains on investment securities, noninterest income for the second quarter of 2007 totaled $4.1 million, as compared to $4.3 million for the same period last year. Service charges on deposit accounts totaling $2.6 million decreased by $88,000 in the second quarter of 2007, as compared to the same period last year primarily due to lower overdraft fees. Commissions and fees at $785,000 decreased by $135,000 primarily due to lower loan fees and investment commission income, while leasing income decreased by $125,000 to $157,000 as the Company has been retaining leasing assets in the bank’s loan portfolio.

Noninterest income, including gains on investment securities, totaled $10.1 million for the first six months of 2007, as compared to $8.8 million for the same period last year. Gains on investment securities were $1.8 million for the first six months of 2007, as compared to $78,000 for the first six months of 2006. Exclusive of the gains on investment securities, noninterest income for the first half of 2007 totaled $8.3 million, as compared to $8.7 million for the same period last year. Service charges on deposit accounts decreased $114,000 to $5.2 million; commissions and fees decreased by $250,000 to $1.6 million, primarily due to reduced loan fees; leasing income decreased $165,000 to $298,000; while other income increased $84,000 to $659,000.

Noninterest Expense

Noninterest expense for the second quarter of 2007 was $14.4 million, as compared to $13.4 million in the second quarter of 2006. Salary and benefit expense at $8.1 million increased by $426,000, or 6%, primarily due to an increase in employee commission expense reflecting increased leasing business, as well as normal salary and benefit increases. Occupancy, furniture

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and equipment expenses at $2.5 million increased 5%, as the Company opened two new branch locations in the second quarter of 2007. The remaining noninterest expense categories increased by $468,000 to $3.8 million in the second quarter of 2007. This increase was primarily due to higher legal fees and marketing expenses as compared to the same period last year.

For the first six months of 2007, noninterest expense was $28.8 million, compared to $27.2 million in 2006. Salary and benefit costs increased by $950,000 or 6%, to $16.3 million. Occupancy, furniture and equipment expenses increased by $225,000 to $5.2 million. The remaining expense categories increased by $377,000, or 5%, primarily due to increased legal fees and marketing expenses.

Financial Condition

At June 30, 2007, total assets were $2.34 billion. Total loans were $1.71 billion, up $123.4 million or 8% from $1.59 billion at year-end 2006. Included in this increase were leasing assets, commercial loans and residential mortgage loans, which increased by $66.5 million, $45.9 million, and $12.5 million, respectively. Total deposits were $1.88 billion, an increase of $16.9 million from December 31, 2006. The loan-to-deposit ratio on June 30, 2007 was 91.0%, as compared to 85.2% on December 31, 2006. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.36 billion and represented 73% of total deposits at June 30, 2007.

Asset Quality

At June 30, 2007, non-performing assets totaled $8.0 million (0.34% of total assets). The Allowance for Loan and Lease Losses totaled $14.0 million at June 30, 2007 and represented 0.82% of total loans. During the first half of 2007, the Company had net charge-offs of $757,000 (0.09% of total loans) as compared to $758,000 (0.11% of total loans) during the first half of 2006. The Allowance for Loan and Lease Losses at June 30, 2007 was 174% of non-performing loans.

Capital

Stockholders’ equity was $204.1 million and book value per common share was $9.23. As of June 30, 2007, the Company’s leverage ratio was 8.48%. Tier I and total risk based capital ratios were 10.69% and 11.79%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines. In the second quarter of 2007, the Company completed the issuance of $20.6 million in Trust Preferred subordinated debentures.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive

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conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein

Non-GAAP Financial Measures

The attached table refers to a performance measure, return on tangible equity, which has been determined by methods other than in accordance with GAAP. “Return on tangible equity” is defined as net income as a percentage of average total equity reduced by recorded intangible assets. This measure may be important to investors that are interested in analyzing our return on equity exclusive of the effect of changes in intangible assets on equity. The disclosure of return on tangible equity should not be viewed as a substitute for results determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures which may be presented by other companies. The following reconciliation table provides a more detailed analysis of this non-GAAP performance measure.

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Annualized Return on average equity	10.90%	10.74%	9.92%	10.37%
Annualized Effect of intangible equity	8.93%	10.38%	8.31%	9.99%
Annualized Return on tangible equity	19.83%	21.12%	18.23%	20.36%

Lakeland Bancorp, the holding company for Lakeland Bank, has a current asset base of $2.3 billion and fifty (50) offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank, headquartered at 250 Oak Ridge Road, Oak Ridge, offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, equipment leasing, and 24-hour or less turnaround time on consumer loan applications. For more information about their full line of products and services, visit their website at www.lakelandbank.com.

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$17,545	$16,721	$34,634	$33,269
Provision for Loan and Lease Losses	(671)	(319)	(1,273)	(651)
Noninterest Income (excluding investment securities gains)	4,092	4,324	8,313	8,723
Gain on investment securities	1,769	—	1,769	78
Noninterest Expense	(14,435)	(13,417)	(28,762)	(27,210)

Pretax Income	8,300	7,309	14,681	14,209
Tax Expense	(2,776)	(2,254)	(4,787)	(4,462)

Net Income	$5,524	$5,055	$9,894	$9,747

Basic Earnings Per Share *	$0.25	$0.23	$0.45	$0.44
Diluted Earnings Per Share *	$0.25	$0.23	$0.45	$0.44
Dividends per share *	$0.10	$0.095	$0.20	$0.19
Weighted Average Shares - Basic *	22,111	22,018	22,093	22,062
Weighted Average Shares - Diluted *	22,186	22,155	22,172	22,212

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.97%	0.93%	0.87%	0.89%
Annualized Return on Average Equity	10.90%	10.74%	9.92%	10.37%
Annualized Return on Tangible Equity**	19.83%	21.12%	18.23%	20.36%
Annualized Return on Interest Earning Assets	6.40%	5.94%	6.41%	5.85%
Annualized Cost of funds	3.47%	2.89%	3.45%	2.78%
Annualized Net interest spread	2.93%	3.05%	2.96%	3.07%
Annualized Net interest margin	3.45%	3.48%	3.45%	3.47%
Efficiency ratio***	64.33%	60.79%	64.44%	61.78%
Stockholders’ equity to total assets			8.73%	8.45%
Book value per share *			$9.23	$8.61

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.09%	0.11%
Ratio of allowance to total loans			0.82%	0.92%
Non-performing loans to total loans			0.47%	0.28%
Non-performing assets to total assets			0.34%	0.18%
Allowance to non-performing loans			174%	326%

SELECTED BALANCE SHEET DATA AT PERIOD-END			6/30/2007	12/31/2006
Loans and Leases			$1,709,092	$1,585,716
Allowance for Loan and Lease Losses			(13,969)	(13,454)
Investment Securities			407,583	423,347
Total Assets			2,339,256	2,263,573
Total Deposits			1,877,489	1,860,627
Short-Term Borrowings			65,304	41,061
Long-Term Debt			178,177	148,413
Stockholders’ Equity			204,105	199,500

SELECTED AVERAGE BALANCE SHEET DATA

	For the three months ended		For the six months ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006
Loans and Leases, net	1,665,478	1,375,278	1,634,257	1,346,613
Investment Securities	402,662	604,928	410,451	638,800
Interest-Earning Assets	2,088,783	1,989,469	2,071,104	1,995,342
Total Assets	2,295,937	2,191,416	2,281,310	2,199,513
Core Deposits	1,360,340	1,334,869	1,354,451	1,331,962
Time Deposits	511,440	449,246	512,406	451,661
Total Deposits	1,871,780	1,784,115	1,866,857	1,783,623
Short-Term Borrowings	58,451	87,605	53,769	104,917
Long-Term Debt	79,805	62,003	82,352	52,720
Subordinated Debentures	67,126	56,703	61,943	56,703
Total Interest-Bearing Liabilities	1,776,751	1,692,680	1,770,171	1,703,886
Stockholders’ Equity	203,360	188,815	201,221	189,566

*	Retroactively Adjusted for 5% stock dividend payable on August 16, 2006 to shareholders of record July 29, 2006.
**	This ratio is a Non-GAAP Financial Measure: an explanation and reconciliation are presented elsewhere in this press release.
***	Represents non-interest expense, excluding other real estate expense and core deposit amortization , as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2007	December 31, 2006
(dollars in thousands)	(unaudited)
Cash and due from banks	$44,968	$47,888
Federal funds sold and interest-bearing deposits due from banks	3,706	32,076

Total cash and cash equivalents	48,674	79,964
Investment securities available for sale	274,390	280,509
Investment securities held to maturity; fair value of $129,801 in 2007 and $140,564 in 2006	133,193	142,838
Loans:
Commercial	832,071	786,152
Leases	263,041	196,518
Residential mortgages	300,470	288,008
Consumer and home equity	313,510	315,038

Total loans	1,709,092	1,585,716
Deferred fees	5,944	5,928
Allowance for loan and lease losses	(13,969)	(13,454)

Net loans	1,701,067	1,578,190
Premises and equipment - net	31,441	32,072
Accrued interest receivable	8,164	8,509
Goodwill	87,111	87,111
Other identifiable intangible assets	4,348	4,942
Bank owned life insurance	37,423	36,774
Other assets	13,445	12,664

TOTAL ASSETS	$2,339,256	$2,263,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$309,105	$303,558
Savings and interest-bearing transaction accounts	1,053,958	1,054,190
Time deposits under $100,000	312,079	293,308
Time deposits $100,000 and over	202,347	209,571

Total deposits	1,877,489	1,860,627
Federal funds purchased and securities sold under agreements to repurchase	65,304	41,061
Long-term debt	100,855	91,710
Subordinated debentures	77,322	56,703
Other liabilities	14,181	13,972

TOTAL LIABILITIES	2,135,151	2,064,073

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 23,563,463 at June 30, 2007 and December 31, 2006	241,768	242,661
Accumulated Deficit	(11,540)	(17,526)
Treasury stock, at cost, 1,449,999 shares at June 30, 2007 and 1,506,141 at December 31, 2006	(20,962)	(22,565)
Accumulated other comprehensive loss	(5,161)	(3,070)

TOTAL STOCKHOLDERS’ EQUITY	204,105	199,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,339,256	$2,263,573

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$28,401	$22,750	$55,677	$43,848
Federal funds sold and interest bearing deposits with banks	272	133	680	234
Taxable investment securities	3,531	5,053	7,168	10,795
Tax exempt investment securities	756	996	1,542	2,008

TOTAL INTEREST INCOME	32,960	28,932	65,067	56,885

INTEREST EXPENSE
Deposits	12,596	9,491	25,060	18,130
Federal funds purchased and securities sold under agreements to repurchase	645	1,023	1,169	2,284
Long-term debt	2,174	1,697	4,204	3,202

TOTAL INTEREST EXPENSE	15,415	12,211	30,433	23,616

NET INTEREST INCOME	17,545	16,721	34,634	33,269
Provision for loan and lease losses	671	319	1,273	651

NET INTEREST INCOME AFTER PROVISION FOR
LOAN AND LEASE LOSSES	16,874	16,402	33,361	32,618

NONINTEREST INCOME
Service charges on deposit accounts	2,633	2,721	5,150	5,264
Commissions and fees	785	920	1,564	1,814
Gain on investment securities	1,769	0	1,769	78
Income on bank owned life insurance	325	308	642	607
Lease income	157	282	298	463
Other income	192	93	659	575

TOTAL NONINTEREST INCOME	5,861	4,324	10,082	8,801

NONINTEREST EXPENSE
Salaries and employee benefits	8,098	7,672	16,255	15,305
Net occupancy expense	1,355	1,291	2,876	2,724
Furniture and equipment	1,193	1,133	2,358	2,285
Stationery, supplies and postage	449	403	849	815
Marketing expense	564	423	955	834
Amortization of core deposit intangibles	297	298	595	601
Other expenses	2,479	2,197	4,874	4,646

TOTAL NONINTEREST EXPENSE	14,435	13,417	28,762	27,210

INCOME BEFORE PROVISION FOR INCOME TAXES	8,300	7,309	14,681	14,209
Provision for income taxes	2,776	2,254	4,787	4,462

NET INCOME	$5,524	$5,055	$9,894	$9,747

EARNINGS PER COMMON SHARE
Basic	$0.25	$0.23	$0.45	$0.44

Diluted	$0.25	$0.23	$0.45	$0.44

DIVIDENDS PER SHARE	$0.10	$0.095	$0.20	$0.19